APPLICATION FOR GROUP ANNUITY CONTRACT

Application is made to: Principal Mutual Life Insurance Company
                        711 High Street
                        Des Moines, Iowa  50392-0001
                        (515) 247-5111


It is understood that contributions made to the contract are held in a separate account; that the separate account invests such contributions in one or more mutual funds; that any variable annuity payment made under the contract will vary in amount, with the amount of change depending upon the investment performance of the mutual funds in which the separate account invests; and that Principal Mutual Life Insurance Company makes no guarantee as to the investment performance thereof.

It is agreed that acceptance of any contract issued shall constitute approval by the applicant of the provisions in such contract as being in accord with this application.

It is understood that any contribution to the contract for which an investment direction is not made or is incomplete, will be allocated to the money market division of the separate account until such time as Principal Mutual Life Insurance Company receives complete investment directions. Such contributions will be allocated in accordance with such investment direction as of the date such investment direction is received by Principal Mutual Life Insurance Company.

FOR RESIDENTS OF ALL STATES EXCEPT FL, NJ, NY, OK, OR, PA, AND VA:
Any person who knowingly and with intent to defraud any insurance company or other person, submits a statement or claim or any application form containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime. Such actions may be considered felonies and subject to criminal and civil penalties, including imprisonment and fines.

FOR RESIDENTS OF OH, PA:
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR RESIDENTS OF FL:
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

The undersigned applicant intends for this contract to The undersigned agent is aware that this contract will Replace an existing group annuity policy? Replace an existing group annuity policy?


        ___Yes  ___No                                   ___Yes  ___No


FOR RESIDENTS OF NJ:
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR RESIDENTS OF MN:
This policy or contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claim is not guaranteed. Only the assets of the insurer will be available to pay your claim.



Application is made to:    Principal Mutual Life Insurance Company

Instructions: Fill in the appropriate information in the blanks and boxes below.
              Each numbered item should be completed.

1. _____________________________________________________________________________
        (Exact name of Applicant, e.g., "XYZ Co., Inc." or if Trustee, e.g., "Trustees of ABC Co., Inc. Retirement Plan")

2. _____________________________________________________________________________
                (Applicant's City & State)

3. Select the contract type below:

        ____ Personal Variable Contract
        ____ Premier Variable Contract


 _____________________________________________________________________________
                          (Fill in exact contract type)



4.   State  of  delivery  of this  contract  is  _______________________________
                                                       (Applicant's State)

5. Advance payment of $_________________ is submitted with this application to be applied under this contract.

6.   The     effective      date     of     this      contract      shall     be
     ________________________________.

7. The state of issue may require countersignature by a licensed resident agent. If no agent, enter N/A. The designated agent(s) for this group contract is (are):

_____________________________________________________________________________
Agent's Name (Please print or type) (If more than one agent, list all) (If Fl, include State License Number)

_____________________________________________________________________________
        Agent's Signature (If more than one, all must sign.)


8.   Signed  at   ____________________________________   this   _________day  of
     _______________, _________. (City, State)

     ------------------------------------   ------------------------------------
          Applicant's Signature                 Title (Trustee, if applicable)


     -------------------------------------
     Print or Type Applicant's Signature

                          Contract # ________________ (for home office use only)



GP 33276-1                                   (LOGO)    the Principal(r)
                                                                     Financial
                                                                     Group